Exhibit 77Q1(e)

       Copies of any new or amended Registrant investment advisory contracts

The following documents are included in Registrants Form Type 485BPOS, dated December 16, 2005 and incorporated by reference herein:

(1) Addendum to Investment Advisory Agreement (PF Loomis Sayles Large-Cap Growth Fund)
(2) Addendum to Fund Management Agreement - Pacific Investment Management Company LLC
(3) Addendum to Fund Management Agreement - MFS Investment Management (MFS)

The following documents are included in Registrants Form Type 485APOS, dated February 6, 2006 and incorporated by reference herein:

(4) Addendum to Investment Advisory Agreement (PF AllianceBernstein International Value Fund)
(5) Fund Management Agreement - Loomis, Sayles & Company, L.P.

The following documents are included in Registrants Form Type 485BPOS, dated April 26, 2006 and incorporated by reference herein:

(6) Fund Management Agreement - Salomon Brothers Asset Management Inc
(7) Addendum to Fund Management Agreement - Lazard Asset Management LLC
(8) Addendum to Fund Management Agreement - MFS
(9) Addendum to Fund Management Agreement - MFS
(10) Addendum to Fund Management Agreement - Van Kampen
(11) Fund Management Agreement - AllianceBernstein L.P.